Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Pachinko World, Inc., a Nevada corporation (the “Company”), on Form 10-Q for the quarter ended August 31, 2006, as filed with the Securities and Exchange Commission (the “Report”), Shinichi Hirabayashi, President and Chief Executive Officer, and Yoneji Hirabayashi, Chief Financial Officer, do hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to their knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: October 23, 2006

/s/ Shinichi Hirabayashi
Shinichi Hirabayashi President and Chief Executive Officer

/s/ Yoneji Hirabayashi
Yoneji Hirabayashi Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Pachinko World, Inc. and will be retained by Pachinko World, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.